Exhibit 5

Legal Opinion of Bowles Rice McDavid Graff & Love LLP and Consent

101 South Queen Street
Martinsburg, West Virginia 25401
(304) 263-0836

7000 Hampton Center, Suite K
Morgantown, West Virginia 26505
(304) 285-2500

155 East Main Street, Suite 300
Lexington, Kentucky 40507
(859) 252-2202
600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	19 West Cork Street, Suite 102 Winchester, Virginia 22601 (540) 723-8877 5th Floor, United Square 501 Avery Street Parkersburg, West Virginia 26101 (304) 485-8500

September 4, 2007
Edward D. McDevitt Telephone — (304) 347-1711 Facsimile — (304) 343-3058	E-Mail Address: emcdevit@bowlesrice.com

COMBINED OPINION AND CONSENT

Southern Bella, Inc. 3505 Castlegate Court Lexington, Kentucky 40502

Re:	Southern Bella, Inc.

Dear Gentlemen:

You have requested our opinion, as counsel for Southern Bella, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of five hundred thousand (500,000) shares of the Company’s common stock being registered by selling shareholders.

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connections with this opinion. It is our opinion that the five hundred thousand (500,000) shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized, legally issued, and are fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware or the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Southern Bella, Inc.
September 4, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit and we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

BOWLES RICE MCDAVID GRAFF & LOVE LLP

By:	/s/ Edward D. McDevitt
Edward D. McDevitt, Partner

EDM/jam